Exhibit 3.5

AMENDED AND RESTATED BYLAWS

OF

CLS HOLDINGS USA, INC.

ARTICLE I.

OFFICES

Section 1.1.         REGISTERED OFFICE – The registered office of the Corporation shall be in the Consolidated Municipality of Carson City, State of Nevada.

Section 1.2.         OTHER OFFICES – The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 2.1         PLACE – All annual meetings of the stockholders shall be held at such place within or without the State of Nevada as the directors shall determine and as stated in the notice of meeting, or in a duly executed waiver thereof. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2         ANNUAL MEETINGS – Annual meetings of the stockholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors at which the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3         SPECIAL MEETINGS – Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the statute or by the Articles of Incorporation, may be called (i) by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; (ii) by the President or the Secretary; or (iii) if the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed or to be considered at the proposed special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. The notice of meeting shall state the purpose or purposes of the proposed meeting.

Section 2.4         CONDUCT OF MEETINGS

(a)    Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the President, or in their absence, the Vice Chairman, or if no such officer is present, a director designated by the Board of Directors, shall call all meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)    Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

(c)    Meeting Protocol. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (viii) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (viii) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.5         NOTICE OF MEETINGS – Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall be to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a Corporation or association or to any member of a partnership shall constitute delivery of such notice to such Corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2.6         PURPOSE OF MEETINGS – Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.7          QUORUM – The holders of a majority of all shares entitled to vote at a meeting of stockholders, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such quorum shall be present or represented.

Section 2.8         NOTICE OF ADJOURNED MEETING – When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each stockholder of record on the new record date.

Section 2.9         VOTING – When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares entitled to vote and represented at a meeting of stockholders in person or represented by proxy shall be sufficient to decide any questions brought before such meeting except the election of directors, which is governed by Article 3, Section 4, unless the question is one upon which by the express provision of the statutes or of the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 2.10         SHARE VOTING – A stockholder may vote at any meeting of stockholders of the Corporation, either in person or by proxy. Shares standing in the name of another Corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate stockholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate stockholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; if more than one vote, in person or by proxy, the act of the majority so voting binds all; if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 2.11         PROXIES – Any stockholder of the Corporation, other person entitled to vote on behalf of a stockholder pursuant to law, or attorney-in-fact for a stockholder may vote the stockholder’s shares in person or by proxy. Any stockholder of the Corporation, other person entitled to vote on behalf of a stockholder pursuant to law, or attorney-in-fact for a stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 6 months, unless a longer period is expressly provided in the appointment. The death or incapacity of the stockholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the stockholder unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an-interest.

Section 2.12         STOCKHOLDER LIST – After fixing a record date for a meeting of stockholders, the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The stockholders’ list must be available for inspection by any stockholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any stockholder of the Corporation or his agent or attorney is entitled on written demand to inspect the stockholders’ list (subject to the requirements of the Nevada Revised Statutes, as amended (“NRS”), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the stockholders’ list available at the meeting of stockholders, and any stockholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.13         FIXING RECORD DATE -- For the purpose of determining stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date of a meeting or the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 70 days after the date fixed for the original meeting.

Section 2.14         INSPECTORS AND JUDGES – The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Section 2.15 ADVANCE NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

(a)    Advance Notice of Stockholder Business.

(1)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the Corporation’s notice of meeting, given by or at the direction of the Board of Directors, as included in its proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time that the notice required by this

Section 2.15(a) is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and under the NRS. Except for proposals properly made in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, for the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(2)    To comply with clause (C) of Section 2.15(a)(1) above, a stockholder’s notice with respect to any business (other than the nomination of persons for election as directors) that the stockholder proposes to bring before the meeting must be writing and must set forth all information required under this Section 2.15(a) and must be timely received by the Secretary of the Corporation. With respect to an annual meeting of stockholders, to be timely, notice must be received not less than sixty (60), no more than ninety (90) days prior to such meeting. With respect to meetings of stockholders for which less than seventy (70) days' notice of the date of the meeting is given, to be timely, notice must be received no later than the close of business on the tenth (10th) day following the earlier of the day notice of the meeting was mailed, or the day public disclosure of the meeting was made.

(3)    To be in proper written form, a stockholder's notice of proposed business (other than the nomination of persons for election as directors) must set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The chairman of the meeting may refuse to acknowledge any stockholder who attempts to introduce business without compliance with the foregoing procedure.

(b)    General.

(1)    Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.15 and (2) if any proposed nomination or business was not made or proposed in compliance with this Section 2.15, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

ARTICLE III.

DIRECTORS

Section 3.1         POWERS – The business of the Corporation shall be managed by its Board of Directors which may exercise all such power of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.2         NUMBER OF DIRECTORS – The number of directors which shall constitute the whole board shall be set by the Board of Directors but shall never be less than one (1). The directors shall be elected at the Annual Meeting of the Stockholders except as provided in Section 3.5 of this Article. Each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3.3         TERM OF OFFICE -- The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. The number of directors in each class shall be determined by the Board of Directors and shall consist of as nearly equal a number of directors as practicable. In the case of each class, each director elected shall serve until the director’s successor is duly elected and qualified or until the director’s earlier resignation, removal from office or death. At each Annual Meeting of Stockholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified.

Section 3.4         VOTING FOR DIRECTORS -- Unless otherwise provided in the Articles of Incorporation, each candidate for director shall be elected a director by the affirmative vote of the majority of the votes cast with respect to such candidate at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders. For purposes of this Section 3.4, election by “the affirmative vote of the majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a candidate.

Section 3.5          VACANCIES – A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting. Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Any director may be removed at any time, with or without cause, at meeting of the stockholders, provided that notice of the meeting states that the purpose, or one of the purposes, of the meeting is the removal of the director.

Section 3.6         RESIGNATION OF DIRECTORS

a)    A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the subsequent happening of an event. If a resignation is made effective at a later date or upon the subsequent happening of an event, the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

b)    In an uncontested election, if a nominee for director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, the director will promptly tender his or her resignation to the Board of Directors. For purposes of this bylaw, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If a director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.5 above or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 above.

c)    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver in accordance with the time periods prescribed for delivery of notice under Article Two, Section 15 to the Secretary at the principal executive offices of the Corporation a written agreement (in the form provided by the secretary upon written request) that such person will abide by the requirements of Section 3.6(b) above.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1         PLACE – Regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the registered office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the registered office.

Section 4.2         FIRST MEETING – The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 4.3         REGULAR MEETINGS – Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 4.4         SPECIAL MEETINGS – Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer or the President or by any executive officer or by any two (2) directors.

Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail, facsimile or electronic mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records, or if not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail by the Corporation no less than three (3) business days prior to the time of the holding of the meeting. In case such notice is delivered via facsimile or electronic mail as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, faxing, e-mailing or delivery as above provided shall be due, legal and personal notice to such director.

Section 4.5         NOTICE – Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

Section 4.6         WAIVER – The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, whether before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 4.7         QUORUM – A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by statute or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board in a regular meeting.

Section 4.8          ADJOURNMENT – A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, whether regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 4.9         CHAIRMAN OF THE BOARD – The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1         POWER TO DESIGNATE – The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation be affixed to all papers which may require it. Such committees and their makeup shall include any committees required by law or statute. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. At meetings of such committees, a majority of the members shall constitute a quorum for the transaction of business, and the act of a majority of the members at any meeting at which there is a quorum shall be the act of the committee.

Section 5.2         REGULAR MINUTES – The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 5.3         WRITTEN CONSENT – Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or committee.

ARTICLE VI.

COMPENSATION OF DIRECTORS

Section 6.1          COMPENSATION – The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Non-Director or Director members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE VII.

NOTICES

Section 7.1         NOTICE – Except as otherwise provided in the Bylaws, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by electronic mail.

Section 7.2          CONSENT – Whenever all parties entitled to vote at any meeting, whether directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meetings shall be valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

Section 7.3         WAIVER OF NOTICE – Whenever any notice is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VIII.

OFFICERS

Section 8.1         APPOINTMENT OF OFFICERS – The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. Any person may hold two or more offices.

Section 8.2         TIME OF APPOINTMENT – The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and may or may not be an executive officer position, and shall choose a Chief Executive Officer, a President, a Secretary and a Treasurer, none of whom need to be directors.

Section 8.3          ADDITIONAL OFFICERS – The Board of Directors may appoint a Chairman, Chief Operating Officer, Chief Financial Officer, Vice-Presidents and other executive officers of the Corporation. The Chief Executive Officer may appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as he or she shall deem necessary who are not executive officers of the Corporation. Both the officers appointed by the Board of Directors and those appointed by the Chief Executive Officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board or person who appointed them.

Section 8.4          SALARIES – The salaries and compensation of all executive officers of the Corporation shall be fixed by the Board of Directors.

Section 8.5         VACANCIES – The executive officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors and any officer appointed by the Chief Executive Officer may be removed at any time by the Chief Executive Officer. Any vacancy occurring in any executive office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors and any vacancy occurring in any non-executive office of the Corporation shall be filled by the Chief Executive Officer.

Section 8.6         CHAIRMAN OF THE BOARD – The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman, if intended to also be an executive officer, may also have active management duties as designated by the Board of Directors.

Section 8.7          VICE-CHAIRMAN – The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

Section 8.8         CHIEF EXECUTIVE OFFICER – The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the stockholders and the Board of Directors.

Section 8.9         PRESIDENT – If the Chief Executive officer is not also the President, the President shall have such active management responsibility for the overall business of the Corporation as may be determined by the Board of Directors and shall, subject to direction from the Chief Executive Officer, see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, and in the absence of the Chief Executive Officer, the President shall preside at meetings of the stockholders and the Board of Directors.

Section 8.10         VICE-PRESIDENT – The Vice-Presidents shall act under the direction of the President and in the absence or disability of the President a Vice-President who is an executive officer shall perform the duties and exercise the powers of the President, shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 8.11          SECRETARY – The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. He shall perform like duties for the standing committees when required. He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 8.12         ASSISTANT SECRETARIES – The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 8.13          TREASURER – The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He/she shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

Section 8.14         SURETY – If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the Corporation.

Section 8.15         ASSISTANT TREASURER – The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

ARTICLE IX.

CERTIFICATES OF STOCK

Section 9.1         SHARE CERTIFICATES – Every stockholder shall be entitled to have a certificate signed by the Chief Executive Officer, President or Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock.

Section 9.2         TRANSFER AGENTS – If a certificate is signed (a) by a transfer agent other than the Corporation or its employees or (b) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 9.3         LOST OR STOLEN CERTIFICATES – The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 9.4         SHARE TRANSFERS – Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding the transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 9.5         VOTING STOCKHOLDER – The Board of Directors may fix in advance a date not less than ten (10) days but not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 9.6         STOCKHOLDERS RECORD – The Corporation shall be entitled to recognize the person, natural or otherwise, registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 9.7         REDEMPTION OF CONTROL SHARES – As provided by Section 78.3792 of the Nevada Revised Statutes, if a person acquiring control shares of the Corporation does not file an offeror's statement with the Corporation on or before the 10th day of acquisition of the control shares, the Corporation may call for redemption of the control shares at fair market value at any time during the 30 days following the last acquisition and redeem the control shares within 60 days after the call. If a person acquiring control shares of the Corporation files an offeror's statement with the Corporation, the control shares may thereafter be redeemed by the Corporation only if such shares are not accorded full voting rights by the stockholders as provided by Nevada law.

ARTICLE X.

GENERAL PROVISIONS

Section 10.1          DIVIDENDS – Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

Section 10.2         RESERVES – Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 10.3          CHECKS – All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 10.4         FISCAL YEAR – The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 10.5         CORPORATE SEAL – The Corporation may or may not have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the Corporation and the words “Corporate Seal” and “Nevada”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XI.

INDEMNIFICATION

Section 11.1.         Indemnification Respecting Third Party Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any Corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another Corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person (i) is liable pursuant to NRS 78.138 or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 11.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 11.7 below in this Article.

Section 11.2.         Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not liable pursuant to NRS 78.138, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 11.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 11.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 11.7 below in this Article.

Section 11.3.         Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Section 11.1 or 11.2 above in this Article (unless ordered by a court of competent jurisdiction or advanced as provided in Section 11.5 of this Article) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination must be made (a) by the stockholders, (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (c) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. In the event a request for indemnification is made by any person referred to in Section 11.1 or 11.2 above in this Article, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.

Section 11.4.         Right to Indemnification upon Successful Defense and for Service as a Witness. (a) Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Section 11.1 or 11.2 above in this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

(b) To the extent any person who is or was a director, officer, employee or agent of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of his or her services as a director, officer, employee or agent of the Corporation, or his or her service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving at the request of the Corporation as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.

Section 11.5.         Advance of Expenses. Expenses incurred by any present or former director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized by this Article.

(b) Expenses and costs incurred by any other person referred to in Section 11.1 or 11.2 above in this Article in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.

Section 11.6.         Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Section 11.1, 11.2 or 11.5 above in this Article of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections above in this Article.

Section 11.7.         Indemnification Not Exclusive. The provision of indemnification or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to Section 11.5 of this Article may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

Section 11.8.         Corporate Obligations; Reliance. The provisions of Sections 11.1, 11.2, 11.4(a) and 11.5(a) above of this Article shall be deemed to create a binding obligation on the part of the Corporation to the directors, officers, employees and agents of the Corporation, and the persons who are serving at the request of the Corporation as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers or retained as employees or agents, or serving at the request of the Corporation as Subsidiary Officers of Associated Entities (including persons who served as directors, officers, employees and agents, or served at the request of the Corporation as Subsidiary Officers of Associated Entities, on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors, officers, employees or agents of the Corporation, or serving at the request of the Corporation as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.

Section 11.9.         Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Corporation’s Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Section 11.10.         Successors. The right, if any, of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 11.1 through 11.9 above in this Article shall continue after he shall have ceased to be a director, officer, employee or agent or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.

Section 11.11.         Insurance. (a) The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability and expenses.

(b)         The other financial arrangements made by the Corporation pursuant to subsection (a) may include the following: (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

(c)         Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.

(d)         In the absence of fraud or violation of any law or statute: (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement (A) is not void or voidable, and (B) does not subject any director approving it to personal liability for his action, even if, in either case, a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 11.12.         Definitions of Certain Terms. For purposes of this Article, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer employee or agent of the Corporation or as a Subsidiary Officer of any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE XII.

AMENDMENTS

Section 12.1         Except as otherwise provided in the NRS and except where the stockholders, in amending or repealing these Bylaws generally or in a particular provision of these Bylaws, provide expressly that the Board of Directors may not amend or repeal these Bylaws or that provision of these Bylaws, including provisions adopted by the stockholders, the Board of Directors shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of all of the directors at any regular or special meeting of the Board of Directors, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The stockholders shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of the votes cast at any meeting, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of stockholders.